                                                                       Exhibit 4
================================================================================
                                RIGHTS AGREEMENT

                                 BY AND BETWEEN

                              WITNESS SYSTEMS, INC.

                                       AND

                                 SUNTRUST BANK,

                                 AS RIGHTS AGENT

                                   DATED AS OF

                                OCTOBER 25, 2002

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Section 1.        Certain Definitions.............................................................................1

Section 2.        Appointment of Rights Agent.....................................................................6

Section 3.        Issue of Rights Certificates....................................................................6

Section 4.        Form of Rights Certificates.....................................................................8

Section 5.        Countersignature and Registration...............................................................8

Section 6.        Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated,
                  Destroyed, Lost or Stolen Rights Certificates...................................................9

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights..................................10

Section 8.        Cancellation and Destruction of Rights Certificates............................................12

Section 9.        Reservation and Availability of Preferred Stock................................................12

Section 10.       Preferred Stock Record Date....................................................................13

Section 11.       Adjustment of Purchase Price, Number of Shares or Number of Rights.............................14

Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.....................................22

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................22

Section 14.       Fractional Rights and Fractional Shares........................................................25

Section 15.       Rights of Action...............................................................................26

Section 16.       Agreement of Rights Holders....................................................................26

Section 17.       Rights Certificate Holder Not Deemed a Stockholder.............................................27

Section 18.       Concerning the Rights Agent....................................................................27

Section 19.       Merger or Consolidation or Change of Name of Rights Agent......................................28

Section 20.       Duties of Rights Agent.........................................................................29

Section 21.       Change of Rights Agent.........................................................................31

Section 22.       Issuance of New Rights Certificates............................................................31

Section 23.       Redemption and Termination.....................................................................32

Section 24.       Exchange.......................................................................................33

Section 25.       Notice of Certain Events.......................................................................34

Section 26.       Notices........................................................................................35

Section 27.       Supplements and Amendments.....................................................................36

Section 28.       Successors.....................................................................................36

Section 29.       Determinations and Actions by the Board of Directors...........................................36

Section 30.       Benefits of This Agreement.....................................................................37

Section 31.       Severability...................................................................................37

Section 32.       Governing Law..................................................................................37

Section 33.       Counterparts...................................................................................38

Section 34.       Descriptive Headings...........................................................................38

EXHIBITS

Exhibit A         Form of Certificate of Designation of Series A Junior Participating Preferred Stock

Exhibit B         Form of Rights Certificate

Exhibit C         Summary of Rights to Purchase Shares of Series A Preferred Stock

                                RIGHTS AGREEMENT

                  RIGHTS AGREEMENT, dated as of October 25, 2002 (the "Agreement"), by and between Witness Systems, Inc, a Delaware corporation (the "Company"), and SunTrust Bank, a Georgia corporation (the "Rights Agent").

                  WHEREAS, effective October 25, 2002 (the "Rights Dividend Declaration Date"), the board of directors of the Company authorized and declared a distribution of one Right (each, a "Right") for each share of Common Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as hereinafter defined) on November 4, 2002 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth of a share (a "Unit") of Preferred Stock (as hereinafter defined) upon the terms and subject to the conditions in this Agreement, and has further authorized and directed the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                  "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding but shall not include (1) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock of the Company for or pursuant to the terms of any such plan, or (2) Battery Ventures, IV L.P. ("Battery Ventures") and Battery Investment Partners IV, LLC ("Battery Investments") (Battery Ventures and Battery Investments collectively, the "Permitted Investors"), or any of their Affiliates (collectively with the Permitted Investors, the "Investor Group"), to the extent that the members of the Investor Group shall beneficially own, in the aggregate, not more than 4,232,197 shares of Common Stock of the Company (which is the number of shares of Common Stock of the Company set forth as being beneficially owned by the Permitted Investors in the Company's Schedule 14A filed with the Securities and Exchange Commission on April 23, 2002) (such number to be increased or decreased proportionally for any stock dividend, stock split, reverse stock split, stock combination, reorganization, reclassification, recapitalization or like change) (the "Investor Group Amount"). Notwithstanding the foregoing:

                  (i) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall hereafter become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding as a result of any such acquisition of shares of Common Stock by the Company and shall, after such acquisition of shares by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock of the Company are treated equally (and, in the case of the Investor Group, the aggregate number of shares of Common Stock of the Company beneficially owned by the Investor Group including such additional shares exceeds the Investor Group Amount) then such Person shall be deemed to be an "Acquiring Person" hereunder;

                  (ii) no Person who, alone or together with all Affiliates of such Person (in the case of the Permitted Investors), and no other Person who, alone or together with all Affiliates and Associates of such Person (in the case of Persons other than the Permitted Investors), was on the Rights Dividend Declaration Date the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding shall be deemed to have become an Acquiring Person unless and until such time as (A) such Person or any Affiliate of such Person (in the case of the Permitted Investors) thereafter becomes the Beneficial Owner of any additional shares of Common Stock of the Company such that the aggregate number of shares of Common Stock of the Company then beneficially owned by the Investor Group exceeds the Investor Group Amount, or such Person or any Affiliate or Associate of such Person (in the case of Persons other than the Permitted Investors) thereafter becomes the Beneficial Owner of any additional Common Stock of the Company (in each case other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock of the Company are treated equally); and

                  (iii) if the board of directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined above pursuant to the provisions of subparagraph
         (i), has become such inadvertently, and such Person has divested or divests as promptly as practicable a sufficient number of shares of Common Stock of the Company so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purpose of this Agreement.

                  "Adjustment Shares" shall have the meaning set forth in
Section 11(a)(ii).

                  "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations (as hereinafter defined) as in effect on the date of this Agreement. Not withstanding any other provision of this Agreement, the Company shall not be deemed to be an Affiliate of the Investor Group or any member of the Investor Group for purposes of this Agreement.

                  A Person shall be deemed the "Beneficial Owner" and to have "beneficial ownership" of, and shall be deemed to "beneficially own," any securities:

                  (i) which such Person or (in the case of the Permitted Investors) any of such Person's Affiliates or (in the case of Persons other than the Permitted Investors) any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
         Section 13(d) of the Exchange Act (as hereinafter defined) and Rule 13d-3 thereunder (or any comparable or successor law or regulation); or

                  (ii) which such Person or (in the case of the Permitted Investors) any of such Person's Affiliates or (in the case of Persons other than the Permitted Investors) any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately, contingently or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided further, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and
         (y) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such first mentioned Person (or any of such first mentioned Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing, other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to clause (B) of subparagraph (ii) above) or disposing of any securities of the Company; provided, however, that in no case shall any officer or director of the Company be deemed (A) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company or (B) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than such officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan;

Notwithstanding anything in this definition of "Beneficial Owner" and "beneficially own" to the contrary, the phrase "then outstanding," when used with reference to a Person who is the

Beneficial Owner of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of Atlanta are authorized or obligated by law or executive order to close.

                  "Close of Business" on any given date shall mean 5:00 p.m., Atlanta time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Atlanta time, on the next succeeding Business Day.

                  "Common Stock" when used with reference to the Company shall mean the shares of common stock, par value $.01 per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or other equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

                  "Company" shall have the meaning set forth in the forepart of this Agreement.

                  "Current Per Share Market Price" shall have the meaning set forth in Section 11(d)(i).

                  "Current Value" shall have the meaning set forth in Section 11(a)(iii).

                  "Distribution Date" shall have the meaning set forth in
Section 3(a).

                  "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Exchange Act Regulations" shall mean the Rules and Regulations under the Exchange Act, as amended from time to time (including any successor rules).

                  "Expiration Date" shall have the meaning set forth in Section 7(a).

                  "Final Expiration Date" shall have the meaning set forth in
Section 7(a).

                  "NASDAQ" shall have the meaning set forth in Section 11(d).

                  "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company, having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.

                  "Preferred Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii).

                  "Principal Party" shall have the meaning set forth in Section 13(b).

                  "Purchase Price" shall have the meaning set forth in Section 7(b).

                  "Record Date" shall have the meaning set forth in the recitals to this Agreement.

                  "Redemption Date" shall have the meaning set forth in Section 7(a).

                  "Redemption Price" shall have the meaning set forth in Section 23(a).

                  "Right" shall have the meaning set forth in the recitals to this Agreement.

                  "Rights Agent" shall have the meaning set forth in the forepart of this Agreement and shall include any Person that shall become a successor Rights Agent pursuant to the terms of this Agreement.

                  "Rights Certificate" shall have the meaning set forth in
Section 3(a).

                  "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals to this Agreement.

                  "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A), (B) or (C).

                  "Section 11(a)(iii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii).

                  "Section 13 Event" shall have the meaning set forth in Section 13(a).

                  "Section 24(a) Exchange Ratio" shall have the meaning set forth in Section 24(a). "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

                  "Share Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  "Spread" shall have the meaning set forth in Section
11(a)(iii).

                  "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  "Summary of Rights" shall have the meaning set forth in
Section 3(b).

                  "Trading Day" shall have the meaning set forth in Section 11(d)(i).

                  "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                  "Unit" shall have the meaning set forth in the recitals to this Agreement.

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint co-Rights Agents as it may deem necessary or desirable upon ten days' prior written notice to the Rights Agent and any co-Rights Agents. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

                  Section 3.        Issue of Rights Certificates.

         (a) Until the earlier of (i) the Close of Business on the tenth day after the Share Acquisition Date and (ii) the Close of Business on the tenth day (or such later date as may be determined by action of the Company's board of directors prior to such time as any Person becomes an Acquiring Person and of which later date the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person holding shares of Common Stock for or pursuant to the terms of any such plan) is commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations or of the first public announcement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan) of an intention of such Person to commence, either directly or indirectly through an Affiliate, a tender offer or exchange offer on a date certain, if such Person is or upon consummation thereof such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding (the earlier of the events described in clauses (i) and (ii) of this Section 3(a) being the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for shares of Common Stock of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (y) the right to receive Rights Certificates will be transferable only in connection with the transfer of shares of Common Stock of the Company. As soon as practicable after the Distribution Date, the Company will notify the Rights Agent of the occurrence of the Distribution Date and the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate, in substantially the form attached to this Agreement as Exhibit B (a "Rights Certificate"), evidencing one Right for each share of Common Stock so held. From and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

         (b) On the Record Date, or as soon as practicable thereafter, the Company will send, or cause to be sent, a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached to this Agreement as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate for shares of Common Stock of the Company shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

         (c) Certificates evidencing shares of Common Stock of the Company which become outstanding (whether originally issued or delivered from the Company's treasury) or are otherwise transferred after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend (or such other legend as the Company may deem appropriate that is not inconsistent with the provisions of this Agreement but which does not affect the rights, duties or indemnities of the Rights Agent):

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Witness Systems, Inc. and SunTrust Bank, as Rights Agent, dated as of October 25, 2002 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Witness Systems, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Witness Systems, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement), whether currently held by or on behalf of such person or by any subsequent holder, may become null and void.

If the Company purchases or acquires any shares of Common Stock of the Company prior to the Distribution Date, any Rights associated with such shares of Common Stock of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with any shares of Common Stock of the Company which are no longer outstanding.

                  Section 4.        Form of Rights Certificates.

                  (a) The Rights Certificates (and the forms of election to purchase Units of Preferred Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or immunities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or transaction reporting system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22, the Rights Certificates shall entitle the holders thereof to purchase the number of Units as shall be set forth therein at the price per Unit set forth therein, but the number of such Units and the price per Unit shall be subject to adjustment as provided herein.

                  (b) Any Rights Certificate issued pursuant to this Agreement that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person; (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such; or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the board of directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e); shall in each case contain (to the extent the Rights Agent has notice thereof and to the extent feasible) the following legend:

                  The Rights represented by this Rights
                  Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement.

                  Section 5.        Countersignature and Registration.

         (a) The Rights Certificates shall be executed on behalf of the Company by any officer of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company. Any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of this Agreement any such person was not such an officer.

         (b) Following the Distribution Date and receipt by the Rights Agent of notice thereof, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

                  Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

         (a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates evidencing exercisable Rights, entitling the registered holder to purchase a like number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate or Rights Certificates until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate or Rights Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Sections 4(b), 7(e) and 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment from holders of Rights Certificates of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights.

         (a) The registered holder of any Rights Certificate evidencing exercisable Rights may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the related certification properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the purchase price prescribed by Section 7(b) and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Rights Certificate in accordance with Section 9 in cash, or by certified check, wire transfer or bank draft payable to the order of the Company), at or prior to the earliest of (i) the Close of Business on the tenth anniversary of the date of this Agreement (the "Final Expiration Date"),
(ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), and (iii) the time at which such Rights are exchanged as provided in Section 24 (the earliest of such times under clauses (i), (ii) and (iii) being the "Expiration Date").

         (b) The purchase price for each Unit pursuant to the exercise of a Right shall initially be twenty five dollars ($25.00) and, shall be subject to adjustment from time to time as provided in Sections 11 and 13 (the "Purchase Price") and shall be payable in lawful money of the United States of America in accordance with Section 7(c).


         (c) Upon receipt of a Rights Certificate evidencing exercisable Rights (with the form of election to purchase and certification properly completed and duly executed) accompanied by payment as provided in Section 7(a), the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock a certificate or certificates for the number of Units to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests or
(B) if the Company shall have elected to deposit the total number of Units issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent of a depositary receipt or depositary receipts representing such number of Units as are to be purchased (in which case certificates for the Units represented by such receipt or receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such requests; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with the terms of this Agreement.

         (d) If the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing a number of Rights equivalent to the number of Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Rights Certificate or to such registered holder's duly authorized assigns, subject to Section 14.

         (e) Notwithstanding anything in this Agreement to the contrary, and without any further action, from and after the first occurrence of a Triggering Event, no Rights beneficially owned by

                  (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person,

                  (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such,

                  (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the board of directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), or

                  (iv)     (iv) any subsequent transferee

shall be exercisable and no holder of such Rights shall have any right whatsoever with respect to such Rights or any Rights Certificate which formerly evidenced such Rights, and neither the Company nor the Rights Agent shall have any obligation whatsoever with respect to such Rights or any Rights Certificate, whether under any provision of this Agreement or otherwise. The Company shall use its best efforts to comply (and to cause compliance) with that the provisions of Section 4(b) and this Section 7(e), but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or to any other Person as a result of its making or failing to make any determination with respect to an Acquiring Person or any of such Acquiring Person's Affiliates, Associates or transferees or its taking or failing to take any action with respect any Rights or Rights Certificates of any such Person.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

                  Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9.        Reservation and Availability of Preferred
Stock.

         (a) The Company covenants and agrees that it will use its best efforts to cause to be reserved and kept available out of, and to the extent of, its authorized and unissued Preferred Stock not reserved for another purpose a number of shares that will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

         (b) If the Units of Preferred Stock to be issued and delivered upon the exercise of the Rights are at any time listed on a national securities exchange or included for quotation on any transaction reporting system, the Company shall during the period from the Distribution Date to the Expiration Date use its best efforts to cause all shares reserved for such issuance to be listed on such exchange, or included for quotation on any such transaction reporting system upon official notice of issuance, upon such exercise.

         (c) The Company shall use its best efforts to (i) file, as soon as reasonably practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as reasonably practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and
(B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification of the offering made upon exercise of the Rights in such jurisdiction shall have been obtained, or an exemption therefrom shall be available and until a registration statement has been declared effective.

         (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Units of Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall, at the time of delivery of the certificates for such Units of Preferred Stock or other securities subject to payment of the Purchase Price, be duly and validly authorized and issued and fully paid and non-assessable.

         (e) The Company further covenants and agrees that it will pay when due and payable any and all governmental transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any Units (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or to issue or deliver any certificates or depositary receipts for Units in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Units (or other securities that may be delivered upon the exercise of any Rights) until any such tax shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's or the Rights Agent's reasonable satisfaction that no such tax or charge is due.

                  Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Units (or, following the occurrence of a Triggering Event, other securities that may be delivered upon exercise of Rights) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units (or, following the occurrence of a Triggering Event other securities that may be delivered upon the exercise of the Rights) represented thereby on, and such certificate shall be dated, at the Close of Business on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities that may be delivered upon the exercise of the Rights) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares at the Close of Business on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open; provided further, however, that if delivery of Units (or following the occurrence of a Triggering Event, other securities that may be delivered upon the exercise of the Rights) is delayed pursuant to Section 9(c), such Persons shall be deemed to have become the record holders of such Units (or following the occurrence of a Triggering Event, other securities that may be delivered upon the exercise of the Rights) only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, but not limited to, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided in this Agreement.

                  Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kinds of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares Preferred Stock, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock for which the Rights shall be exercisable, shall be proportionately adjusted so that the holder of any Rights exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Rights had been exercised immediately prior to such date and at a time when the applicable transfer books were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this
         Section 11(a)(i) shall be in addition, and shall be made prior, to any adjustment required pursuant to Section 11(a)(ii).

                  (ii)     Subject to Section 24, if:

                           (A) any Person shall become an Acquiring Person, unless the event causing the Person to become an Acquiring Person is a transaction to which the provisions of Section 13(a) apply;

                           (B) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and shares of Common Stock of the Company shall remain outstanding and unchanged, (2) in one transaction or a series of transactions, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of Common Stock of the Company, for other equity securities of the Company or any of its Subsidiaries, or for securities exercisable for or convertible into shares of equity securities of the Company or any of its Subsidiaries (whether shares of Common Stock of the Company or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than pursuant to a pro rata distribution to all holders of shares of Common Stock of the Company), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary, plan, trustee or fiduciary than those that could have been obtained in arm's-length negotiations with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a), (4) sell, purchase, lease, exchange, mortgage, pledge, license, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity (other than transactions, if any, consistent with those engaged in, as of the date hereof, by the Company and such Acquiring Person or such Associate or Affiliate thereof), assets (including securities or intangible assets) having an aggregate fair market value of more than one million dollars ($1,000,000), other than pursuant to a transaction set forth in Section 13(a), (5) receive, or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive, any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (6) receive the benefit, directly or indirectly (except proportionately as a holder of shares of Common Stock of the Company or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity; or

                           (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or any Person or any Associate or Affiliate of any Acquiring Person;

         then promptly following the occurrence of an event described in Section 11(a)(ii)(A), (B) or (C) (each being a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right, except as otherwise provided in Section 7(e), shall thereafter have the right to receive for each Right, upon exercise thereof in accordance with the terms of this Agreement and payment of the then-current Purchase Price, in lieu of the number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of Units of Preferred Stock as shall equal the result obtained by multiplying the then-current Purchase Price by the then number of Units of Preferred Stock for which a Right was exercisable (or would have been exercisable if the Distribution Date had occurred) immediately prior to the first occurrence of a Triggering Event, and dividing that product by fifty percent (50%) of the Current Per Share Market Price for shares of Common Stock on the date of occurrence of the most recent Triggering Event (such number of Units of Preferred Stock being hereinafter referred to as the "Adjustment Shares"). Upon the occurrence of a Section 13 Event, any Rights that shall not have been previously exercised pursuant to this
         Section 11(a)(ii) shall thereafter be exercisable only pursuant to
         Section 13 and not pursuant to this Section 11(a)(ii). The Company shall notify the Rights Agent when this Section 11(a)(ii) applies and shall use all requisite commercially reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to any Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (iii) In the event that the number of shares of Preferred Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights, or if any necessary regulatory approval for such issuance has not been obtained by the Company, the Company shall, in lieu of issuing Units of Preferred Stock in accordance with
         Section 11(a)(ii) hereof: (A) determine the excess of (1) the value of the Units of Preferred Stock issuable upon the exercise of a Right, as determined by the board of directors in good faith, which determination shall be conclusive (the "Current Value") over (2) the Purchase Price (such excess being referred to as the "Spread") and (B) with respect to each Right, make adequate provision to substitute for such Units of Preferred Stock, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, Common Stock of the Company or shares or units of shares of any series of preferred stock which the board of directors of the Company shall have conclusively deemed to have the same value as the Units of Preferred Stock (such shares or units of preferred stock are herein called "Preferred Stock Equivalents")), except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, (4) debt securities of the Company, except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, (5) other assets, or
         (6) any combination of the foregoing, having an aggregate value equal to the Current Value, as determined by the board of directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the board of directors of the Company (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other persons); provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) occurrence of a Section 11(a)(ii) Event, and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(iii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units of Preferred Stock (to the extent available), except to the extent that the Company has not obtained any necessary regulatory approval for such issuance, and then, if necessary, cash, having an aggregate value equal to the Spread.

         (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty five (45) calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per Unit of Preferred Stock or Equivalent Preferred Stock (or having a conversion price per Unit, if a security convertible into Units of Preferred Stock or Equivalent Preferred Stock) less than the then Current Per Share Market Price (as determined pursuant to Section 11(d)) of a Unit of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of Units outstanding on such record date plus the number of Units which the aggregate offering price of the total number of Units and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which shall be the sum of the number of Units outstanding on such record date plus the number of additional Units and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of the Rights. Units owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) If the Company shall fix a record date for a distribution to all holders of Units of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend), assets (other than a dividend payable in Units or Equivalent Preferred Stock but including any dividend payable in equity securities other than Preferred Stock or Equivalent Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(d)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then Current Per Share Market Price (as determined pursuant to Section 11(d)) of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent and the holders of the Rights) of the cash, assets or evidences of indebtedness to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock, and the denominator of which shall be such Current Per Share Market Price of a share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (d)      For the purpose of any computation under this Agreement:

                  (i) The "Current Per Share Market Price" of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty consecutive Trading Days (as such term is hereinafter defined) ending on and including the Trading Day immediately prior to such date; provided, however, that in the event that the Current Per Share Market Price of the security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or securities convertible into such security, or (B) any subdivision, combination or reclassification of such security and prior to the expiration of thirty (30) Trading Days after and not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market ("NASDAQ") or, if the security is not listed or admitted to trading on the NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use, or, if on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the board of directors of the Company. If on any such date no market maker is making a market in the security, the Current Per Share Market Price of such security on such date shall mean the fair value per share or other trading unit as determined in good faith by the board of directors of the Company as provided for above (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons). The term "Trading Day" shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (i) The Current Per Share Market Price of the Preferred Stock shall be determined in accordance with the method set forth in
         Section 11(d)(i). If the Current Per Share Market Price of the Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(d)(i), the Current Per Share Market Price of the Preferred Stock shall be conclusively deemed to be an amount equal to the product of one thousand dollars ($1,000) (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to shares of Common Stock of the Company occurring after the date of this Agreement) multiplied by the Current Per Share Market Price of Common Stock of the Company. If no shares of the Common Stock of the Company or the Preferred Stock are publicly held or so listed or traded, "Current Per Share Market Price" of the Preferred Stock shall mean the fair value per share as determined in good faith by the board of directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons for all purposes. For all purposes of this Agreement, the Current Per Share Market Price of a Unit of Preferred Stock shall be equal to the Current Per Share Market Price of one share of Preferred Stock divided by one thousand (1,000).

         (e) No adjustment in the Purchase Price under this Section 11 shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundred-thousandth (1/100,000) of a share of Preferred Stock or one-hundredth (1/100) of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the transaction which requires such adjustment or
(ii) the Expiration Date.

         (f) If as a result of an adjustment made pursuant to Section 11(a)(ii), the holder of any Rights thereafter exercised shall become entitled to receive any shares of capital stock or other securities of the Company other than Units of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Rights and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (l)
and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares or securities.

         (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock purchasable from time to time upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

         (h)      Unless the Company shall have exercised its election under
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock (calculated to the nearest one-millionth (1/1,000,000th) of a share of Preferred Stock) obtained by dividing (i) the product obtained from multiplying the number of Units of Preferred Stock covered by a Right immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Units of Preferred Stock purchasable upon the exercise of a Right, and if the Company so elects, the provisions of this
Section 11(i) shall apply and the provisions of Section 11(h) shall not apply. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become (and outstanding Rights Certificates (if any) shall, from and after the record date for the adjustment of the number of Rights until the issuance of additional or substitute and replacement Rights Certificates in accordance with this Section 11(i), represent) that number of Rights (calculated to the nearest one-thousandth (1/1,000th)) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. The Company shall give the Rights Agent a copy of such announcement. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as reasonably practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units which were expressed in the initial Rights Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable number of Units at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holder of any Rights exercised after such record date that number of Units and other capital stock or securities of the Company, if any, issuable upon such exercise which is over and above the Units and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment. The Company shall give the Rights Agent notice of its election under this Section 11(l).

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Unit at less than the Current Per Share Market Price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, (iv) dividends on Preferred Stock payable in Preferred Stock, or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of Units of its Preferred Stock shall not be taxable to such stockholders.

         (n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taking the Company together with its Subsidiaries as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Person which constitutes, or would constitute, the Principal Party shall have distributed or otherwise transferred to its stockholders or other persons holding an equity interest in such Person, Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

         (o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 27, take (or permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         (p) If, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on outstanding shares of Common Stock of the Company payable in shares of Common Stock of the Company or (ii) effect a subdivision, combination or consolidation of the Common Stock of the Company (by reclassification or otherwise than by payment of dividends in shares of Common Stock of the Company) into a greater or lesser number of shares of Common Stock of the Company, then in any such case the number of Units purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of Units so purchasable immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

                  Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the computations and facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the shares of Common Stock of the Company or Units a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure by the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, shall not be deemed to have knowledge of, and adjustment or any such event unless and until it shall have received such certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         (a) In the event that, following a Share Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), in one or more transactions, directly or indirectly, assets or earning power aggregating fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole), (any such event being a "Section 13 Event"), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of validly authorized and issued, fully paid and non-assessable shares of Common Stock of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the number obtained by (1) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units of Preferred Stock for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price which would be in effect hereunder but for such first occurrence) and (2) dividing that product (i.e., the product resulting from the multiplication specified in the immediately preceding clause (1)) (which, following the first occurrence of a Section 13 Event, shall be the "Purchase Price" for all purposes of this Agreement) by fifty percent (50%) of the Current Per Share Market Price of the shares of Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall, for all purposes of this Agreement, thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any Section 13 Event.

         (b)      "Principal Party" shall mean:

                  (i)      in the case of any transaction described in clause
         (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer whose outstanding shares of Common Stock have the greatest aggregate Current Per Share Market Price and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person whose outstanding shares of Common Stock have the greatest aggregate Current Per Share Market Price; and

                  (ii)     in the case of any transaction described in clause
         (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person whose outstanding shares of Common Stock have the greatest aggregate Current Per Share Market Price; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common

         Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate Current Per Share Market Price; and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this
Section 13 and further providing that the Principal Party shall:

                  (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the shares of Common Stock of such Principal Party that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement take such action as may be required to ensure that any acquisition of such shares of Common Stock of such Principal Party upon the exercise of the Rights complies with any applicable state securities or "blue sky" laws; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

         (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation, bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than in the Current Per Share Market Price or securities exercisable for, or convertible into, shares of Common Stock of such Principal Party at less than in the Current Per Share Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter be exercisable in any manner provided in Section 13(a).

                  Section 14.       Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Per Share Market Price of a whole Right. For purposes of this Section 14(a), the Current Per Share Market Price of a whole Right shall be the closing price of a whole Right on the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

         (b) The Company shall not be required to issue fractions of Units (or fractional shares of Preferred Stock other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional Units (or fractional shares of Preferred Stock other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Units (and fractional shares of Preferred Stock in integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock) may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Units or the Preferred Stock represented by such depositary receipts. In lieu of Units (and in lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock), the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Per Share Market Price of one share of Preferred Stock.

         (c) The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         (d) Whenever a payment for fractional Rights, fractional Units or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The

Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

                  Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates representing shares of Common Stock of the Company); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, a certificate representing shares of Common Stock of the Company), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Common Stock of the Company), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate or, prior to the Distribution Date, in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

                  Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of shares of Common Stock of the Company;

         (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certificates completed;

         (c) subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

         (d) such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 14; and

         (e) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company shall use commercially reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as practicable.

                  Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or distributions or be deemed for any purpose the holder of the Units or shares of Preferred Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company, or any right (i) to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof; or (ii) to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25); or (iii) to receive dividends, distributions or subscription rights; or (iv) to exercise, receive or enjoy any other rights or entitlements of a stockholder, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with this Agreement.

                  Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, execution, delivery, amendment and administration of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, damage, judgment, fine, penalty, claim, demand, settlement, cost, liability or expense (including, but not limited to, the reasonable fees and disbursements of legal counsel), incurred without gross negligence or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the execution, acceptance and administration of this Agreement and the exercise and performance of its duties, including, but not limited to, the costs and expenses (including, but not limited to, the reasonable fees and disbursements of legal counsel) of defending against and appealing any claim of liability arising therefrom, directly or indirectly. This indemnity shall survive the termination of this Agreement and the expiration of the Rights. The costs and expenses (including, but not limited to, the reasonable fees and disbursements of legal counsel) incurred in enforcing this right of indemnification shall be paid by the Company. In the absence of gross negligence or willful misconduct, the Rights Agent is authorized and shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for Units or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in
Section 20.

                  Section 19. Merger or Consolidation or Change of Name of Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services, stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation must be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound, and no implied duties or obligations shall be read into this Agreement against the Rights Agent.

         (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel of its choice (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, as to any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the administration, exercise and performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any officer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Rights Agent shall not be under any responsibility or have any liability in respect of the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution by the Rights Agent) or in respect of the legality, validity or enforceability or the execution of any Rights Certificate (except its countersignature); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii)) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Units of Preferred Stock or other securities to be issued upon the exercise of any Rights or as to whether any such security will, when issued, be validly authorized and issued, fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the administration, exercise and performance of its duties hereunder from any one officer of the Company, and to apply to such Company officers for advice or instructions in connection with its duties under this Agreement, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be responsible or liable for, or in respect of, any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received from such officers. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights

Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five
(5) Business Days after the date any officer of the Company actually received such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

         (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent, or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers vested in it or perform any duty under this Agreement either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent in good faith believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise, transfer, split-up, combination or exchange, the certification on the form of assignment or form of election to purchase, as the case may be, that has been completed to certify the holder is an Acquiring Person (or an Affiliate or Associate thereof) has either not been completed or in any manner indicates any other response thereto, the Rights Agent shall not take any further action with respect to such requested exercise, transfer, split-up, combination or exchange, without first consulting with the Company.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock of the Company or Preferred Stock (as to which the Rights Agent has received prior written notice) by registered or certified mail, and the Company shall mail notice thereof to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock (as to which the Rights Agent has received prior written notice) by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights

Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, authorized under such laws to exercise corporate trust or stock transfer powers, and subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its board of directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock of the Company following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Common Stock of the Company so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement or upon the exercise, conversion or exchange of securities of the Company currently outstanding or issued at any time in the future by the Company and (b) may, in any other case, if deemed necessary or appropriate by the board of directors of the Company issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued and this sentence shall be null and void ab initio if, and to the extent that, such issuance or this sentence would create a significant risk of or result in material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23.       Redemption and Termination.

         (a) The Company may, at its option, upon approval by the board of directors, at any time on or prior to the Close of Business (or such later date as may be determined by its board of directors) on the earlier of (i) the Distribution Date or (ii) the Final Expiration Date redeem all but not less than all of the then outstanding Rights at a redemption price of one tenth of one cent ($.001) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in cash, shares of Common Stock of the Company (based on the Current Per Share Market Price thereof at the time of redemption), or any other form of consideration deemed appropriate by its board of directors. The redemption of the Rights by the board of directors of the Company may be made effective at such time on such basis and with such conditions as the board of directors of the Company in its sole discretion may establish. Any such redemption shall be effective immediately upon the action of the board of directors of the Company ordering the same, unless such action of the board of directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the board of directors of the Company).

         (b) Immediately upon the effectiveness of the redemption of the Rights pursuant to Section 23(a), without any further action or notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with a copy to the Rights Agent); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten
(10) days after the effectiveness of the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in such manner shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 or other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         (c) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 7(a) at any time when the Rights are redeemable hereunder.

                  Section 24.       Exchange.

         (a) The Company, at its option, upon approval by its board of directors, at any time after any Person becomes an Acquiring Person, may exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become unexerciseable pursuant to the provisions of
Section 7(e) hereof) for Units of Preferred Stock at an exchange ratio equal to, subject to adjustment to reflect stock splits, stock dividends and similar transactions occurring after the date hereof, that number obtained by dividing the Purchase Price by the then Current

Per Share Market Price per Unit of Preferred Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person (in the case of the Investor Group) would be the Beneficial Owner of a number of shares of Common Stock of the Company in excess of the Investor Group Amount or (in the case of Persons other than the Investor Group) such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding (such exchange ratio being hereinafter referred to as the "Section 24(a) Exchange Ratio"). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries, or any trustee or fiduciary with respect to such plan acting in such capacity), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the shares of Common Stock of the Company then outstanding.

         (b) Immediately upon the action of the board of directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action or notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Section 24(a) Exchange Ratio. The Company shall promptly give public notice of any such exchange (with a copy provided to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner provided in this Agreement shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Units of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become unexerciseable pursuant to the provisions of
Section 7(e)) held by each holder of Rights.

         (c) In the event that the number of shares of Preferred Stock authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock for issuance upon exchange of the Rights or make adequate provision to substitute (1) cash, (2) Common Stock of the Company or other equity securities of the Company, (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having an aggregate value equal to the aggregate Current Per Share Market Price of the Units of Preferred Stock that would otherwise be issuable in such exchange, all as determined by the board of directors of the Company (which determination shall be described in a statement filed with the Rights Agent and shall be conclusive and binding on the Rights Agent, the holders of the Rights and all other Persons). To the extent that the

Company determines that some action must be taken pursuant to Section 24(a), the board of directors of the Company may temporarily suspend the exercisability of the Rights for a period of up to sixty (60) days following the date on which the event described in Section 24(a) shall have occurred, in order to seek any authorization of additional shares of Preferred Stock and/or to decide the appropriate form of distribution to be made pursuant to the above provision and to determine the value thereof. Upon any such suspension, the Company shall notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the supervision is no longer in effect (a copy of which shall be provided to the Rights Agent).

                  Section 25.       Notice of Certain Events.

         (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional Units of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets or earning power of the Company and its Subsidiaries (taking the Company together with its Subsidiaries as a whole), to any other Person, (v) to effect the liquidation, dissolution or winding up of the Company or (vi) to declare or pay any dividend on the Common Stock of the Company payable in shares of Common Stock of the Company or to effect a subdivision, combination or consolidation of the shares of Common Stock of the Company (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to the Rights Agent and each holder of a Rights Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or other distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock of the Company and/or shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least ten
(10) days prior to the earlier of (x) the date of the taking of such proposed action and (y) the date of participation therein by the holders of the shares of Common Stock of the Company and/or shares of Preferred Stock.

         (b) In case any of the events set forth in Section 11(a)(ii) shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii). In the event any Person becomes an Acquiring Person, the Company will promptly notify the Rights Agent thereof.

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid or by telecopier, addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

                  Witness Systems, Inc.
                  300 Colonial Center Parkway
                  Roswell, GA 30076
                  Attention: Chief Executive Officer
                  cc: General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt and addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

                  SunTrust Bank
                  P.O. Box 4625
                  Atlanta, GA 30302-4625
                  Attention:  Sandra Benefield

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27. Supplements and Amendments. Prior to the Distribution Date, the Company may supplement or amend this Agreement in any respect, without the approval of any holders of Rights, by action of its board of directors, so long as the duties, liabilities and indemnification of the Rights Agent are not affected. From and after the Distribution Date, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights, by action of its board of directors in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any then-unexpired time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), including, but not limited to, to change the Purchase Price, the Redemption Price, any then-unexpired time periods herein specified, and any other term hereof, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Upon receipt of a certificate from an appropriate officer of the Company that the proposed supplement or amendment is consistent with this

Section 27 and, after such time as any Person has become an Acquiring Person, that the proposed supplement or amendment does not adversely affect the interests of the holders of Rights, the Rights Agent shall execute such supplement or amendment.

                  Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Company outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of the Company of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations (or if such Rule is superseded, such provision of the rule, regulation or statute that replaces such sentence). The board of directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the board of directors, or the Company, or as may be necessary or advisable in the administration of this Agreement, including, but not limited to, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations or calculations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). Without limiting the generality of the foregoing sentence, the board of directors of the Company shall have the exclusive power and authority to make all factual determinations necessary to determine whether or not a Person is an "Affiliate" or "Associate" of another Person, and whether a Person is the "Beneficial Owner" or has "beneficial ownership" of, or "beneficially owns" securities, as such terms are defined in this Agreement. All such administration, exercises, actions, interpretations, determinations and calculations (including, for purposes of clause (y) below, all omissions with respect to the foregoing), which are done or made by the board of directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights Certificates and all other Persons and (y) not subject the board of directors of the Company to any liability to the holders of the Rights. The Rights Agent shall be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

                  Section 30. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, shares of Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, shares of Common Stock of the Company).

                  Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the board of directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the right of redemption set forth in Section 23 shall have expired, such right shall be reinstated and shall not expire until the tenth
(10th) Business Day following the date of such determination by the board of directors of the Company.

                  Section 32. Governing Law. This Agreement and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such state, without regard to the choice-of-law or conflict-of-laws principles of any jurisdiction.

                  Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                  Section 34. Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted or convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    WITNESS SYSTEMS, INC.



                                    By:
                                       ---------------------------
                                    Name:
                                         -------------------------
                                    Title:
                                          ------------------------

                                    SUNTRUST BANK



                                    By:
                                       ---------------------------
                                    Name:
                                         -------------------------
                                    Title:
                                          ------------------------

                                                                       Exhibit A

                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATION

                                       of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                             WITNESS SYSTEMS, INC.,

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

                       ----------------------------------

                  Witness Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the board of directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 25, 2002;

                  RESOLVED, that pursuant to the authority granted to and vested in the board of directors of the Corporation (hereinafter the "Board") in accordance with the provisions of the certificate of incorporation of the Corporation, as currently in effect, the Board hereby creates a series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                  Series A Junior Participating Preferred Stock:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be fifty thousand (50,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2. Dividends and Distributions.

         (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, each holder of a share of Series A Preferred Stock, in preference to the holders of shares of common stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when declared by the Board out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock. In the event the Corporation shall, at any time after October 25, 2002 (the "Rights Declaration Date"), declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series A Preferred Stock or the Series A Preferred Stock is not similarly subdivided or combined), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the shares of Series A Preferred Stock as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in no event shall a dividend or distribution be declared by the Board on the Common Stock for which it does not declare and pay the dividend required to be declared on the Preferred Stock pursuant to Section 2(a).

         (c) Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty
(60) days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall, at any time after the Rights Declaration Date, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series A Preferred Stock or the Series A Preferred Stock is not similarly subdivided or combined), then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein, in the Certificate of Incorporation, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the shares of Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4(a), purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the certificate of incorporation, or in any other certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up.

         (a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (x) one thousand dollars ($1,000) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment (the "Series A Liquidation Preference") and (y) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1,000) times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall, at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series A Preferred Stock or the Series A Preferred Stock is not similarly subdivided or combined), then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property (or into the right to receive any of the foregoing), then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged, converted or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged. In the event the Corporation shall, at any time after the Rights Declaration Date declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock (and an equivalent dividend is not declared on the Series A Preferred Stock or the Series A Preferred Stock is not similarly subdivided or combined), then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         Section 10. Amendment. The certificate of incorporation of the Corporation shall not be amended, including any amendment through consolidation, merger, combination or other transaction, in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation as of November 4, 2002.

                                    WITNESS SYSTEMS, INC.



                                    By:
                                       ------------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------

                                                                       Exhibit B

                           Form of Rights Certificate

Certificate No. R-                                               ________ Rights

         NOT EXERCISABLE AFTER NOVEMBER 4, 2012 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT ONE TENTH OF ONE CENT ($0.001) PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. BY AND BETWEEN WITNESS SYSTEMS, INC. AND SUNTRUST BANK AS RIGHTS AGENT, DATED AS OF OCTOBER 25, 2002 (THE "RIGHTS AGREEMENT"). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT]*

                               Rights Certificate

                              WITNESS SYSTEMS, INC.

                  This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 25, 2002 (the "Rights Agreement"), between Witness Systems, Inc., a Delaware corporation (the "Company"), and SunTrust Bank, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Atlanta time, on November 4, 2012, at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth (a "Unit") of a fully paid and non-assessable share of Series A Junior Participating Preferred Stock, par value one cent ($.01) per share (the "Series A Preferred Stock"), of the Company, at a purchase price of twenty-five dollars ($25.00) per Unit of Series A Preferred Stock (subject to adjustment as provided in the Rights Agreement) (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and certification duly executed.

-----------------

     * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

The number of Rights evidenced by this Rights Certificate (and the number of Units of Series A Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 4, 2002 based on the Series A Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Units of Series A Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Units of Series A Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of one-tenth of one cent ($0.001) per Right.

                  No fractional Units and no fractional shares of Series A Preferred Stock will be issued upon the exercise of any Rights or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Units or shares of Series A Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the signature of the proper officers of the Company and its corporate seal. Dated as of _______________.

                                    WITNESS SYSTEMS, INC.



                                    By:
                                       ------------------------------
                                       Name:
                                            -------------------------
                                       Title:
                                             ------------------------

Countersigned:

SUNTRUST BANK

as Rights Agent


By:
   ------------------------------
   Authorized Signatory

   Name:
        -------------------------
   Title:
         ------------------------

                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT

                  (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

                  FOR VALUE RECEIVED hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

DATED:              ,
      --------------  ----



                                             -------------------------------
                                                        Signature

Signature Guaranteed:

                  Signatures must be guaranteed by a participant in an "eligible guarantor institution" as defined in Rule 17Ad-5 promulgated under the Securities Exchange Act of 1934, as amended.

                                   CERTIFICATE

                  The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement).



                                             -------------------------------
                                                        Signature

                         -------------------------------

                                     NOTICE

                  The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Assignment is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement) and such Assignment will not be honored.

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate.)

To Witness Systems, Inc.

                  The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Rights Certificate to purchase the Units of Series A Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Series A Preferred Stock be issued in the name of:

Please insert social security
or other identifying number
                             ---------------------------------------------------
                                       (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number
                             ---------------------------------------------------
                                       (Please print name and address)

DATED:              ,
      --------------  ----



                                             -------------------------------
                                                        Signature

Signature Guaranteed:

                  Signatures must be guaranteed by a participant in an "eligible guarantor institution" as defined in Rule 17Ad-S promulgated under the Securities Exchange Act of 1934, as amended.

                                   CERTIFICATE

                  The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement).



                                             -------------------------------
                                                        Signature

                         -------------------------------

                                     NOTICE

                  The signature in the foregoing Form of Election to Purchase must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  In the event the certification set forth above in the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (each as defined in the Rights Agreement) and such Election to Purchase will not be honored.

                                                                       Exhibit C

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

                  On October 25, 2002, the board of directors of Witness Systems, Inc. (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding share of our common stock to stockholders of record at the close of business on November 4, 2002. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a purchase price of $25.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and SunTrust Bank, as Rights Agent.

                  Initially, the Rights will be attached to, and will only be transferable together with, shares of our common stock and will be evidenced by the common stock certificates representing common shares then outstanding, and no separate Rights certificates will be distributed. The Rights will detach and will be transferable separately from our commons stock, and separate certificates representing the Rights will be distributed on the earlier of the following dates (the "Distribution Date") (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has (subject to certain exceptions) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the then outstanding shares of common stock, other than as a result of repurchases of stock by the Company, (or, in the case of Battery Ventures, IV L.P. and Battery Investment Partners IV, LLC (collectively "Battery"), which already collectively beneficially own more than 15% of our common stock (such number to be adjusted for stock splits, reverse stock splits and other similar capitalization changes specified in the Rights Agreement), ten days following a public announcement that Battery and their Affiliates have become the beneficial owners of more than 4,232,197 shares of our common stock, which is the number reported as beneficially owned by Battery in our 2002 proxy statement) (the "Share Acquisition Date"), or (ii) ten days (or a later date that the board may determine) following the commencement of a tender offer or exchange offer, or the public announcement of an intention to commence a tender offer or exchange offer as of a date certain, that would result in a person or group beneficially owning 15% or more of the outstanding shares of our common stock (or, in the case of Battery and their Affiliates, a tender offer or an exchange offer that would give Battery beneficial ownership of more than 4,232,197 (subject to adjustment) shares of our common stock).

                  Until the Distribution Date, (i) the Rights will be evidenced by the Company's common stock certificates and will be transferred with and only with our common stock certificates, (ii) new common stock certificates issued after the record date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate. Pursuant to the Rights Agreement, the company reserves the right to require prior to the occurrence of a Triggering

Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of preferred stock will be issued.

                  The Rights cannot be exercised until the Distribution Date and will expire at the close of business on November 4, 2012, unless earlier redeemed by the Company as described below.

                  Shortly after the Distribution Date, Rights certificates would be mailed to record holders of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Unless our board of directors decides differently, only shares of our common stock issued before the Distribution Date will be issued with Rights.

                  If an Acquiring Person becomes (subject to certain exceptions) the beneficial owner of 15% or more of the then outstanding shares of common stock (or, in the case of Battery, if Battery and their Affiliates become the beneficial owners of more than 4,232,197 (subject to adjustment) shares of our common stock), other than pursuant to an offer for all the outstanding shares of common stock that our board of directors determines to be fair to and otherwise in the best interests of the Company and its stockholders, each holder of a Right will thereafter have the right to receive, upon exercise, preferred stock (or, in certain circumstances, cash, property or other securities of the company) having a value equal to two times the exercise price of the Right. If, at any time after the Stock Acquisition Date, (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation, other than a merger that results from an offer for all the outstanding shares of common stock that our board decides is fair and in the best interests of the Company and its stockholders, or (ii) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a Right, except Rights which previously have been voided, will have the right to receive, after exercise of the Right, common stock of the company that acquires us having a value equal to two times the exercise price of the Right. The events described in this paragraph are "Triggering Events."

                  For example, at an exercise price of $25 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Triggering Event would entitle its holder to purchase $50 worth of preferred stock (or other consideration, as noted above) for $25. Assuming that our common stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase preferred stock that would be economically equivalent to 5 shares of our common stock for $25.

                  All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will not be exercisable. At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the board may exchange the Rights (other than Rights owned by the person or group which will not be exercisable), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right.

                  At any time during the 10 days following the Share Acquisition Date, the board may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, common stock or other consideration deemed appropriate by the board). Immediately upon the action of the board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price of $.001 per Right.

                  Until a Right is exercised, the holder of a Right will have no rights by virtue of ownership as a stockholder of the company, such as the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for preferred stock (or other consideration) of the company or for common stock of the acquiring company.

                  Any of the provisions of the Rights Agreement may be amended by the board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any then-unexpired time period under the Rights Agreement.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.